                                                                     Exhibit 4.3

                 PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED


                         11.75% SENIOR NOTES DUE 2004


        THE NOTES EVIDENCED BY THE CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF ONE NOTE WITH A PRINCIPAL AMOUNT AT MATURITY OF $1,000 AND ONE WARRANT INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 1.74513 SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF PRIMUS TELECTOMMUNICATIONS GROUP, INCORPORATED, (THE "COMMON STOCK"). PRIOR TO THE CLOSE OF BUSINESS UPON THE EARLIEST TO OCCUR OF (i) FEBRUARY 1, 1998 (ii) SUCH DATE AS LEHMAN BROHTER INC. MAY IN ITS DISCRETION DEEM APPROPRIATE AND IS IDENTIFIED IN A WRITTEN NOTICE TO THE TRUSTEE OR (iii) UPON AN EXERCISE EVENT, THE NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SPEARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH THE WARRANTS.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YOURK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC). ANY TRANSER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


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                 PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
           $200,000,000 PRINCIPAL AMOUNT 11.75% SENIOR NOTE DUE 2004


                                                                    CUSIP


No. 1

         Primus Telecommunications Group, Incorporated, a Delaware corporation (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co. or its registered assigns, the principal sum of Two Hundred Million United States Dollars (U.S.$200,000,000) on August 1, 2004, at the office or agency of the Company referred to below, and to pay interest thereon on February 1, 1998 and semi-annually thereafter, on February 1 and August 1 in each year, from August 1, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 11.75% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Notes from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 and July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes, may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any, on) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register or (ii) by transfer to an account maintained by the payee located in the United States.

         Reference is hereby made to the further provisions in this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile by its duly authorized officer.


Dated:                                  PRIMUS TELECOMMUNICATIONS
                                        GROUP, INCORPORATED



                                        By:
                                           ----------------------------------
                                            Name:
                                            Title:

Attest:


By:
   ----------------------------------
   Name:
   Title:


        This is one of the 11 3/4% Senior Notes due 2004 described in the within-mentioned Indenture.

                                        FIRST UNION NATIONAL BANK
                                             as Trustee


                                        By:
                                           -----------------------------------
                                           Name: Dante M. Monakil
                                           Title: Vice President

                            [REVERSE SIDE OF NOTE]

        This Note is one of a duly authorized issue of securities of the Company designated as its 11.75% Senior Notes Due 2004 (herein called the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $225,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of August 4, 1997 between the Company and First Union National Bank, trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

        The Notes are subject to redemption upon not less than 30 nor more than 60 days notice, at any time after August 1, 2001, as a whole or in part, at the election of the Company, at a Redemption Price equal to the percentage of the principal amount set forth below if redeemed during the 12-month period beginning August 1, of the years indicated:

                                        Redemption
                Year                       Price
                ----                    ----------
                2001                      105.875%
                2002                      102.938%
                2003                      100.00%

and thereafter at 100% of the principal amount, together in the case of any such redemption with accrued interest, if any, to the Redemption Date, all as provided in the Indenture.

        Notwithstanding the foregoing, during the first 36 months after the date of the Indenture, the Company may on any one or more occasions redeem up to 35% of the originally issued principal amount of Notes at a redemption price of 111.75% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the Net Cash Proceeds of one or more Public Equity Offerings; provided that at least 65% of the originally issued principal amount of Notes remains outstanding immediately after the occurrence of such redemption; and provided further that notice of such redemption shall be given within 60 days of the closing of such Public Equity Offerings of common stock of the Company.

        Upon the occurrence of a Change of Control, the Holder of this Note may require the Company, subject to certain limitations provided in the Indenture, to repurchase this Note at a purchase price in cash in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest.

         In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

         In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

         If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herewith or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose. The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered on the Note Register as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.